Exhibit (j)(3)

VANECK FUNDS
VANECK VIP TRUST

(each, a “Registrant”)

POWER OF ATTORNEY

The undersigned constitutes each of Matthew Babinsky, Laura I. Martinez and Jonathan R. Simon, each individually, his or her true and lawful attorney-in-fact and agent (each, an “Attorney-in-Fact”) with power of substitution or resubstitution, in any and all capacities, including without limitation in the undersigned’s capacity as noted below of the Registrant, in the furtherance of the business and affairs of the Registrant to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable or which may be required to comply with the Securities Act of 1933, the Investment Company Act of 1940, the Securities Exchange Act of 1934 (collectively, the “Acts”) and any other applicable federal securities laws, or rules, regulations or requirements of the U.S. Securities and Exchange Commission (“SEC”) in respect thereof, in connection with the filing and effectiveness of the Registrant’s Registration Statements on Form N-1A or Form N-14 regarding the registration of the Registrant or its shares of beneficial interest, and any and all amendments thereto, including without limitation any reports, forms or other filings required by the Acts or any other applicable federal securities laws, or rules, regulations or requirements of the SEC. The undersigned hereby grants to each Attorney-in-Fact full power and authority to do and perform each and every act and thing contemplated above, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifies and confirms all that said Attorneys-in-Fact, individually or collectively, may lawfully do or cause to be done by virtue hereof. This Power of Attorney shall be revocable with respect to an undersigned at any time by a writing signed by such undersigned and shall terminate automatically with respect to the Registrant if the undersigned ceases to be a trustee or officer (as applicable) of the Registrant.

Dated: June 12, 2018

/s/ Jon Lukomnik	/s/ Jane DiRenzo Pigott
Jon Lukomnik Trustee	Jane DiRenzo Pigott Trustee

/s/ Wayne H. Shaner	/s/ R. Alastair Short
Wayne H. Shaner Trustee	R. Alastair Short Trustee

/s/ Richard D. Stamberger	/s/ Robert L. Stelzl
Richard D. Stamberger Trustee	Robert L. Stelzl Trustee

/s/ Jan van Eck	/s/ John J. Crimmins
Jan van Eck Chief Executive Officer and President	John J. Crimmins Vice President, Treasurer, Chief Financial Officer and Principal Accounting Officer